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                                                                      Exhibit 23


The Board of Directors
Horace Mann Educators Corporation:

We consent to the incorporation by reference in the registration statements (No. 33-47066, No. 33-45152, No. 333-16473, No. 333-74686 and No. 333-98917) on Form
S-8 and the registration statements (No. 333-98043 and No. 333-111234) on Form S-3 of Horace Mann Educators Corporation and subsidiaries (the Company) of our report dated February 17, 2004, with respect to the consolidated balance sheets of the Company as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and all related financial statement schedules, which report appears in the December 31, 2003 annual report on Form 10-K of the Company.

As discussed in note 1 to the consolidated financial statements, in 2002 the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


                                        /s/ KPMG LLP
                                        KPMG LLP

Chicago, Illinois
March 15, 2004